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
DEAN HELLER                      STATE OF NEVADA                   TELEPHONE 702.687.5203
SECRETARY OF STATE        OFFICE OF THE SECRETARY OF STATE         FAX 702.687.3471
                             101 N. CARSON ST., STE. 3             WEB SITE HTTP://SOS.STATE.NV.US
                          CARSON CITY, NEVADA 89701-4786           FILING FEE:
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May 18, 1999
C-10836-98
             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR PROFIT NEVADA CORPORATIONS
         (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)
                             - REMIT IN DUPLICATE -


1. Name of corporation:             Magnum Ventures, Inc.

2. The articles have been amended as follows (provide article numbers, if available): ARTICLE I. is amended in its entirety to now read as follows:

"The name of the corporation is RadioTower.com, Inc.  ("the Corporation")"

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment if 100%.

4. Signatures:

 /S/ "ANTHONY ENGLAND"                     /S/   "ANTHONY ENGLAND"
----------------------------------         -----------------------------------
PRESIDENT OR VICE PRESIDENT                SECRETARY OR ASST. SECRETARY
(acknowledgement required)                 (acknowledgement not required)

Province of: British Columbia
City of: Vancouver
This instrument was acknowledged before me on April 21, 1999 by
Anthony England (Name of Person)
as President
as designated to sign this certificate
of Magnum Ventures Inc.
(name on behalf of whom instrument was executed)

/S/      "GRAHAM CARROTHERS"
----------------------------------
     Notary Public Signature

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or Series affected by the amendment regardless of limitations of restrictions on the voting power thereof

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.